UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
OF SMALL BUSINESS ISSUERS
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

SILVER HILL MINES, INC.
(Name of Small Business Issuer in its charter)

Nevada	91-1257351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2802 South Man O’War, Veradale, WA	99037
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number:
Tel. (509) 891-8373
Fax (509) 891-8382

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered under Section 12(g) of the Act:

common stock, par value $.0001 per share
(Title of class)

(Title of class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10-12G to register our common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to "Silver Hill Mines, Inc.," the "Company," "we," "our" or "us" means Silver Hill Mines, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," “propose”, "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

History

Silver Hill Mines, Inc. was incorporated under the laws of the State of Washington on March 27, 1961. The Company was organized primarily for the purpose of exploring for, acquiring and developing mineral properties with a potential for production. The company was the owner of a 24% interest in 130 acre tin and tungsten mineral prospect at Silver Hill located Spokane County, Washington. In the late 1980’s and 1990, the Company participated in a mineral prospect known as the Sandy Hill Mining Project located in Clark County, Nevada and the Young America Mine located near Kettle Falls, Washington. Neither of these projects was a commercially successful mining prospect. Since 1993, the Company has not conducted any mineral exploration or other active business operations and its activities have been confined to general and administrative functions maintaining the integrity of our corporate structure.

On May 11, 2007, we held an annual shareholder meeting. The shareholders approved increasing the authorized capital from 50,000,000 common shares to 250,000,000 common shares and 50,000,000 preferred shares. Additionally, the shareholders approved changing the corporate domicile from Washington to Nevada. On June 21, 2007, Silver Hill Mines, Inc., a Nevada corporation, was organized as the merger partner. On September 5, 2007, the change in domicile was completed by merging Silver Hill Mines, Inc., the Washington corporation into Silver Hill Mines, Inc., the Nevada corporation. Silver Hill Mines, Inc., the Nevada corporation, was the surviving corporation.

Present Business

Shell Company Status

Based on the lack of Company business activities since 1993, our Company is classified as a "shell" company by the Securities and Exchange Commission (SEC). The term shell company means a Company, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB (§ 229.1101(b) of that chapter), that has:

(1)	No or nominal operations; and

(2)	Either:

(i)	No or nominal assets;

(ii)	Assets consisting solely of cash and cash equivalents; or

(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Requesting a Stock Quotation Symbol from Financial Industry Regulatory Authority (FINRA)

The Company plans to request that a FINRA member broker-dealer submit an application on Form 211 to FINRA for the purpose of obtaining a common stock quotation symbol. Presently, our common stock is not quoted on any stock quotation system. The Company’s common stock was quoted over-the-counter on the Spokane Quotation Service prior to 1993. Currently, the Company has approximately 1,800 shareholders.

Searching for Business Combination Candidate

The Company is undercapitalized. A shareholder, Long Lane Capital, Inc., has agreed to advance funds to the Company or on behalf of the Company in order to (1) maintain the integrity of the corporate entity, and (2) pay general and administrative expenses related to transfer agency fees, financial accounting and auditing, and legal fees associated with initiating and preserving the corporate standing as an Securities and Exchange Commission reporting company.

We are seeking a business combination candidate that would bring revenue and, or asset value to the Company. A business combination candidate would most probably be a private company that seeks to become a publicly traded company through a business combination transaction with a publicly held and quoted company. Often times these business combination transactions are termed “reverse mergers or acquisitions whereby the private company acquires controlling interest in the publicly held company.

Perceived Benefits of Registering a Class of Common Stock with the Securities and Exchange Commission

There are certain perceived benefits to being a reporting company by registering a class of publicly-held securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

Potential Business Combination Candidates

A business entity which may be interested in a business combination with our Company may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

Other Relevant Factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Business Combination

The manner in which the Company participates in business combination will depend upon the nature of the transaction, the respective needs and desires of the Company and the management and shareholders of the candidate company, and the relative negotiating strength of each.

It is likely that the Company will acquire its participation in a business combination through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and anticipate they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission (SEC) and we're under no obligation to do so under the Securities Exchange Act of 1934.

Reports to Our Shareholders

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

We will file periodic reports with the SEC. The Company will be a smaller reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors.

The Company's business is subject to numerous risk factors, including the following:

Independent Certified Public Accountants' Opinion - Going Concern.

The Company's financial statements for the years ended December 31, 2006 and 2007, were audited by the Company's independent certified public accountants, whose report dated May 2, 2008 includes an explanatory paragraph stating that the financial statements have been prepared assuming the Company will continue as a going concern and that the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.

No Revenue and No Assets.

We have had no revenues or earnings from operations.  We have no assets or financial resources.  We will sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a profitable business opportunity. There is no assurance that we can identify such a business opportunity and consummate such a business combination.

Speculative Nature of Proposed Operations.

The success of our proposed plan of operation will depend, to a great extent, on the operations, financial condition and management of the identified business opportunity.  While management intends to seek a business combination with an entity having an established operating history, there can be no assurance that we will be successful in locating a candidate meeting such criteria.  In the event that we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Scarcity of and Competition for Business Opportunities and Combinations.

We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities.  A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us.  Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

No Agreement for Business Combination or Other Transaction - No Standards for Business Combination.

We have no agreements with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. There is no assurance that we will be able to negotiate a business combination on terms favorable to us.  We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria a target business opportunity will be required to have achieved in order for us to consider a business combination.  Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

The Effect Of A Reverse Split Of Our Common Stock Is Unknown.

At our 2007 Annual Meeting of Stockholders, our stockholders approved a proposal granting our board of directors the discretionary authority to implement a reverse stock split at any time, without further stockholders’ approval. The board of directors has no immediate plans to effectuate a reverse split. There is no range at which the board could implement the reverse stock split and the board has broad discretionary authority to determine the exact exchange ratio to be set. The effect of the reverse split upon the market price for our common stock cannot be accurately predicted. A reverse split will most likely be implemented in connection with a business combination transaction. Our current stockholders will experience substantial dilution. Furthermore, some of the shares issuable after a reverse split transaction may be with certain affiliated parties. Therefore, the share ownership positions of these parties in our company will increase while our other shareholders will experience disproportionate dilution of their stock ownership.

Limited Time.

While seeking a business combination, management anticipates devoting up to twenty hours per month to our business.

Conflicts of Interest - General.

Our officers and directors participate in other business ventures that compete directly with us.  Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business.

Reporting Requirements May Delay or Preclude Acquisition.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires registrant companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired.  The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition.

Lack of Market Research or Marketing Organization.

We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we have contemplated.  Even in the event demand is identified for a merger or acquisition contemplated by us, there is no assurance we will be successful in completing any such business combination.

Lack of Diversification.

Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with only one business opportunity. Consequently, our activities will be limited to those engaged in by the business opportunity that we either merge with or acquire.  Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

Probable Change in Control and Management.

A business combination involving the issuance of our shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest of our Company.  The resulting change in our control will likely result in removal of one or more of our present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Reduction of Percentage Share Ownership Following Business Combination.

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in issuing our shares to shareholders of such private company.  The issuance of our previously authorized and unissued shares would result in reduction in percentage of shares owned by our present shareholders and would most likely result in a change of our control and management.

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a Company that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

Taxation.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake.  Such transactions may be structured to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences for us and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Requirement of Audited Financial Statements May Disqualify Business Opportunities.

Our management believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination.  One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

Employees.

The Company has no paid employees.  None of the Company’s executive officers are employed by the Company.  Management services are provided on an “as-needed” basis without compensation, generally less than five hours per week. The Company has no oral or written contracts for services with any member of management. In the future, we may compensate our officers and directors for their efforts by issuing common shares in lieu of cash payments.

Competition.

The Company is and will remain an insignificant participant among the firms that engage in mergers with and acquisitions of privately financed entities. Most established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than the Company.  In view of the Company’s limited financial resources and limited management availability, the Company will continue to be at a significant disadvantage compared to the Company’s competitors.

ITEM 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Plan of Operation

We have had no operations and have not produced any revenue in the last two years.

We intend to seek to acquire the assets or shares of an entity actively engaged in business in exchange for our securities through a business combination transaction. While we will attempt to obtain audited financial statements of a business combination candidate, there is no assurance that such audited financial statements will be available.  The Board of Directors does intend to obtain certain assurances of value of the candidate entity's assets prior to consummating such a transaction. We have no full time employees.  Presently, our officers have agreed to allocate a portion of their time to our activities without compensation. However, we may compensate them in stock for services rendered at some future date.  Management anticipates that our business plan can be implemented by an officer devoting an aggregate of approximately 5 hours per week to our business affairs. Consequently, conflicts of interest may arise with respect to the limited time commitment by such officers.  In addition, our officers and directors may, in the future, become involved with other companies, which have a business purpose similar to that of ours.  As a result, additional conflicts of interest may arise in the future.

We are filing this registration statement under the Exchange Act on a voluntary basis because management believes that our primary attraction as business combination candidate will be our status as a publicly held SEC reporting company.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to our present stockholders.

General Business Plan

Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in a business opportunity which desires to seek the perceived advantages of an Exchange Act registered corporation.  We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.  Management anticipates that it will be able to participate in only one potential business venture because we have nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.  We may seek a business opportunity with entities which have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky.  Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors.  Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  We have, and will continue to have, minimal capital with which to provide the owners of business opportunities with any significant cash or other assets.  However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial Public Offering.  The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's, agreements and related reports and documents.  The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.  The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, none of whom is a professional business analyst.  Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of our officers, directors and attorney.  In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact our  proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.  We will not acquire or merge with any company for which audited financial statements cannot be obtained within the time frame required by federal securities laws.   It is not anticipated that any outside consultants or advisors, other than our legal counsel and accountants, will be utilized by us to effectuate our business purposes described herein.  We will not restrict our search to any specific industry, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life.  It is impossible to predict, at this time, the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

There is an understanding between the Company and Long Lane Capital, Inc. with respect to a loan agreements. Long Lane Capital, Inc. has agreed to purchase common shares in exchange for the promise to advance up to $9,250 on behalf of the Company for the Company’s general and administrative expenses.

Acquisition of Business Combination Candidate

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.  We may also acquire stock or assets of an existing business.  On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control.  In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders.  It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws.  In some circumstances, however, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.  If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a "shell" company. Until such time as this occurs, we will not attempt to register any additional securities.  The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").  With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of our company which target company shareholders would acquire in exchange for all of their shareholdings in the target company.  Depending upon, among other things, the target company's assets and liabilities, our shareholders will hold a substantially lesser percentage ownership interest following any merger or acquisition.  The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets.  Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then-shareholders.  We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements.  Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.  As stated hereinabove, we will not acquire or merge with any entity that cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction.  We intend to be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of our Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a business combination transaction, as well as our audited financial statements included in our annual report on Form 10-K.  If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of our present management.

Financing

The Company believes it that can satisfy its cash requirements for the foreseeable future. To the extent that additional funds are needed in the next twelve months in order to pay for financial accounting, auditing, transfer agency or EDGAR filing fees, Long Lane Capital, Inc. will advance or loan fund on behalf of the company.

Employees

The Company does not expect any significant change in the number of employees unless or until such time as it acquires a business opportunity.

Item 3. Description Of Property

The Company neither rents nor owns any properties. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. Company offices are located in the residence of the President on a “rent-free” basis.

Item 4. Security Ownership of Certain Beneficial Owners And Management

Security Ownership of Certain Beneficial Owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more changes of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder's securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 49,918,961 shares of common stock outstanding as of the date of this registration statement on Form 10-12G.

Table 2.

	Amount and Nature
Name and	of Beneficial		Percentage
Address	Ownership		of Class

Steve Bergstrom (1)	299,750	(1)	0.60%
2808 S. Man O’War
Veradale, WA 99037

Patrick T. Downey(2)	-0-		-0-
6912 S. Oak Rd.
Spokane, WA 99204

Eric M. Wilson(3)	-0-		-0-
14236 N. Tormey Rd.
Nine Mile Falls, WA 99026

Long Lane Capital, Inc.(4)	13,365,000	(4)	26.77%
18610 E. 32nd Ave.
Greenacres, WA 99016

All Officers and
Directors as a group	299,750		0.60%

(1) Steve Bergstrom is the President, Chief Executive Officer and director of Silver Hill Mines, Inc. Includes 807,250 common shares owned by Steve Bergstrom, , and, 52,500 common shares held by Steve Bergstrom as Custodian for Jason D. Bergstrom.
(2) Patrick T. Downey is the Secretary, Treasurer and Chief Financial Officer and a member of the board of directors of Silver Hill Mines, Inc.
(3) Eric M. Wilson is a member of the board of directors.
(4) Includes 507,500 shares in the name of Steve Bergstrom, 1,525,000 common shares in the name of Triad Exploration, Inc. and 1,150,000 shares in the names of G. Brimhall, and 425,000 shares in the name of Erin Wilson. Long Lane Capital, Inc. purchased the Bergstrom, Triad Exploration, Brimhall and E. Wilson shares from Bergstrom and Triad. As of the date of this registration statement, these foregoing shares have not been transferred into the name of Long Lane Capital, Inc. Steve Bergstrom is the natural person who has voting and dispositive authority over Triad Exploration, Inc. Gregory M. Wilson is the natural person who has voting and dispositive control over Long Lane Capital, Inc. Mr. Wilson is legal counsel to the Silver Hill Mines, Inc. Eric M. Wilson, a member of the board of directors is Gregory Wilson’s brother.

Item 5. Directors, Executive Officers, Promoters and Control Persons

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position	Term

Steve Bergstrom	59	President, CEO, Director	1990-Present

Patrick Downey, C.P.A.	67	Secretary, Treasurer CFO, Director	4/07-Present

Eric M. Wilson	55	Director	4/07-Present

Gregory M. Wilson	56	Control Person	4/07-Present

Steve Bergstrom: Mr. Bergstrom has acted as the Company’s President since 1990. Mr. Bergstrom is the President, principal executive officer and director of Golden Star Resource Corp. Golden Star has a class of stock registered with the SEC. Since April 1985, Mr. Bergstrom has been serving as President for Triad Exploration Inc. a private Washington based, exploration company. He founded Triad Exploration to exploit opportunities in the base and precious metal mining industry. Triad Exploration specializes in the acquisition of base and precious metal mining properties and also provides consulting services to other mineral exploration companies.

From December 1986 until February 2001, Mr. Bergstrom was Vice President of Mining Operations for Triumph Corporation, a private Colorado exploration company headquartered in Spokane Valley, WA. Triumph Corporation is a precious metals exploration company. Mr. Bergstrom currently sits on the Board of Directors of Triumph Corporation.

From September 1999 to March 2003, Mr. Bergstrom was a Director for Nevak Mining Ltd., a private Nevada based, gold producing company no longer in operation. The Mud Creek Mine on the Seward Peninsula in Alaska was the once operational mine of Nevak Mining.

Patrick T. Downey, C.P.A.:  Mr. Downey holds a Bachelor of Arts in Professional Accounting and is a Certified Public Accountant in Washington State. He has acted as Chief Financial Officer, Corporate Controller and Operations Manager for private and publicly-held companies. His professional competency includes all phases of branch accounting and necessary functions for the preparation of corporate tax returns and financial statements. He has also been responsible for training and supervising accounting and operations personnel.

During the past five years Mr. Downey has worked with the following companies:

SIRTI, State of Washington, Spokane, Washington - Finance and Facilities 2006 to Present. Mr. Downey handles operations for Spokane SIRTI office including the preparation of budgets and financial statements.

Senior Optician Service, Inc. (OTC:BB SOSV) Spokane, WA - President, CEO, CFO June 2006-March 2008. Mr. Downey was responsible for operations of this SEC reporting company which was classified as a “shell company”. Mr. Downey worked on a part-time basis for Senior Optician Service, Inc.

Command Center, Inc. (CCNI:OTCBB, Post Falls, ID - Director of Taxation, 2005-2006.
He was responsible for cleanup of tax liabilities for business combination transactions including registration with all states as branch offices opened with a national company. He was also responsible for managing daily cash flow requirements.

Touchmark Living Centers, Butte, MT - Chief Operating Officer 2005
He was responsible for operations of senior living facility including annual budget for 2006, marketing, community relations and daily staffing for a seven day week operation.

Visiontec Inc, Spokane, WA - Controller, 2002-2004
He was responsible for accounting, human resources and information technology departments including the preparation of budgets, forecasts and cash flow reports. He prepared monthly and annual financial statements and information for outside accountants.

3B's Transportation Company, Lewiston, ID - Chief Financial Officer, 2001
He was responsible for all financial aspects of the company including the preparation of all financial reports, budget forecasting and cash flow projections.

Eric M. Wilson, Director: For the past five years, Mr. Wilson has been self-employed in the construction business in Spokane, Washington. He holds an A.A.S. degree in Mechanical Engineering from Spokane Community College.

Gregory M. Wilson: Control Person. Mr. Wilson has voting and dispositive authority over Long Lane Capital, Inc. Long Lane Capital owns 26.77 percent of the issued and outstanding common stock of Silver Hill Mines, Inc. Mr. Wilson acts a legal counsel to the Company. Mr. Wilson, through Long Lane Capital, Inc. is financing the company’s operations. Mr. Wilson is licensed to practice law in the States of Washington and Idaho. He is a graduate of Gonzaga University School of Law. For the past 20 years, Mr. Wilson’s legal practice has been focused on corporate finance.

The term of office of each director expires at our annual meeting of shareholders or until their successors are duly elected and qualified.

B.  Significant Employees. None.

C.  Family Relationships. Eric M. Wilson is the brother of Gregory M. Wilson. Gregory M. Wilson has voting and dispositive control over Long Lane Capital, Inc., an affiliate shareholder of the Company.

D.  Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

E. The Board of Directors acts as the Audit Committee and the Board has no separate committees. Mr. Downey, is a Certified Public Accountant and is a qualified financial expert.

F. On April 29, 2008, our board of directors adopted our Code of Ethical Conduct that applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

We believe the adoption of our Code of Ethical Conduct is consistent with the requirements of the Sarbanes-Oxley Act of 2002.

Our Code of Ethical Conduct is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file or submit to the Securities & Exchange Commission and in other public communications made by us;

•	Compliance with applicable governmental laws, rules and regulations,

•	The prompt internal reporting to an appropriate person or persons identified in the code of violations of our Code of Ethical Conduct; and

•	Accountability for adherence to the Code.

The Code of Ethical Conduct is attached as Exhibit 14 to this registration statement.

Item 6. Executive Compensation

The Company's officers and directors do not presently receive any compensation for their services rendered to the Company. No remuneration of any nature has been paid for or on account of services rendered by an officer or director in such capacity. The Company's officers and directors intend to devote no more than a few hours a week to our affairs.

The officers and directors of the Company will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

A stock option plan has been adopted by the Company for the benefit of its officers, directors, advisors and consultants. The shareholders approved the plan on May 7, 2007.

There are no understandings or agreements regarding compensation our management will receive before or after a business combination that is required to be included in this table, or otherwise. The board of directors may elect to compensate its officers and directors at any time for the value of their services provided to the Company.

Grants of Plan-Based Awards

There were no grants of plan based awards to any executive officer or director during the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards to any executive officer at the end of the fiscal year ended December 31, 2007.

Director Compensation

Our directors have not been compensated for their services to the Company.

Meetings And Committees of The Board Of Directors

We presently have no formal independent Board committees. Until further determination, the full Board of Directors will undertake the duties of the audit committee, compensation committee and nominating and governance committee. The members of the board of directors performing these functions are Steve Bergstrom, Patrick T. Downey and Eric M. Wilson. We have adopted a Compensation Committee Charter, Audit Committee Charter and Nomination and Governance Committee Charter. We have adopted guidelines for corporate governance and a policy with respect to related person transactions. These are attached to this Registration Statement as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5.

Compensation Committee

The board of directors, in its Compensation Committee role, will be responsible for reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives for the Company.

Audit Committee

The board of directors, in its Audit Committee role, will be responsible for selecting the Company’s independent auditors, approve the scope of audit and related fees, and review financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committees function will include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations. The audit committee has reviewed and discussed the attached audited financial statements with management. The audit committee has received written disclosures from the independent accountant required by Independence Standard Board Standard No. 1, as amended, as adopted by the PCAOB in Rule 3600T and has discussed the independence of the company’s certifying accountant. Based on this review and discussion, the board of directors, in its audit committee role, recommended that the audited financial statements be included in this registration statement.

Nomination and Governance Committee

The board of directors, in its Nomination and Governance Committee role, will be responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for director; Board member performance and composition; function, composition and performance of Board committees; succession planning; director and officer liability insurance coverage; and directors responsibilities.

Audit Committee Financial Expert

Patrick T. Downey is a Certified Public Accountant and the Company’s audit committee financial expert.

Shareholder Communications

The Company does not currently have a process for security holders to send communications to the Board. Presently, it is not inappropriate for this Company to have a process because it has no assets and nominal operations.

Item 7. Certain Relationships, Related Transactions and Director Independence.

Long Lane Capital, Inc., an affiliate shareholder owning 26.77% of the Company’s issued and outstanding common stock, is owned by Gregory M. Wilson. The Company entered into a legal engagement agreement with Mr. Wilson dated April 7, 2007. The Company will incur legal fees for Mr. Wilson’s services to the Company which will become due at the time the Company enters into a business combination transaction. Eric M. Wilson, a member of the Company’s board of directors, is the brother of Gregory M. Wilson. The dollar value of the legal engagement agreement is presently unknown, however, we believe that it will not exceed the $120,000 threshold for reporting related transactions.

Except as otherwise indicated herein, to the best of our knowledge, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

The Board has determined that we do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though such definition does not currently apply to us, because we are not listed on NASDAQ.

Policy With Respect To Related Person Transactions

On April 29, 2008, the Company’s board of directors adopted a policy with respect to related person transactions. The policy is that the Company will not enter into any transaction with any related person of any of the Corporation’s directors, director nominees, executive officers, officers, shareholders holding 5% or more of the Corporation’s stock and their respective family members without the written approval of the Audit Committee of the Corporation’s Board of Directors.

Prior to approving any transaction with a related person, the Audit Committee will determine that (i) there is a good faith business reason for the Corporation to engage in the transaction, (ii) the transaction is on terms not less fair to the Corporation than could be obtained for similar goods or services from an unrelated party as a result of arm's length negotiations, and (iii) with respect to the Corporation’s directors, director nominees, executive officers, and officers, such transaction will not compromise the independence of the involved director, director nominee, executive officer, or officer.

For purposes of this policy “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships without regard to dollar value, “related person” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, nominee for director, executive officer, officer, or shareholder holding 5% or more of the Corporation’s stock and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director, or shareholder.

The Audit Committee has reviewed the types of transactions described below and determined that each of the following will be deemed to be pre-approved by the Committee regardless of the amount:

1. Employment of Executive Officers. Any employment by the Corporation of an executive officer of the Corporation if the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers").

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

Item 8. Legal Proceedings.

Presently, there are no material pending legal proceedings to which the Company is a party and the Company does not know, nor is it aware of any legal proceedings threatened or contemplated against it.

Item 9. Market Price of and Dividends on Registrant’s Common Equity And Related Stockholder Matters.

(a) Market Information. The Company's Common Stock is not trading on any stock exchange. The Company’s common stock is not quoted on any automated quotation system. The Company intends to seek a common stock quotation on either the National Quotation Bureau Over-the-Counter “Pinksheets” or Over-the-Counter Electronic Bulletin Board through a Financial Industry Regulatory Authority (FINRA) registered broker-dealer. The Company is not aware of any market activity in its capital stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

(b) Holders. As of the date of this filing, there 1,801 record shareholders holding 49,918,961 shares of the Company's Common Stock.

(c) Dividends. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans

On May 11, 2007, at our annual shareholder meeting, our shareholders granted authority to our board of directors to adopt a Stock Grant and Option Plan. Our board of directors formally adopted the Plan on April 29, 2008. The Plan is attached as Exhibit 4.1. No securities have been granted from this Plan. In the future, this plan may be registered with the Securities and Exchange Commission when we are no longer classified as a “shell company”.

The following table summarizes our equity compensation plan information as of April 29, 2008. Information is included for equity compensation plans not approved by our security holders.

Table 3.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants, and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans approved by security holders	10,000,000	n/a	10,000,000
Equity Compensation Plans not approved by security holders	-0-	-0-	-0-
Total	10,000,000	n/a	10,000,000

(e) New Rule 144

As of the date of this registration statement, according to our stock registrar’s records, 18,704,157 of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, (the “’33 Act”). These restricted shares may only be sold pursuant to an effective registration statement under the ’33 Securities Act or an exemption from registration, if available. The SEC adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The This Form 10 Registration Statement is a ’34 Act registration statement and will not cause these restricted shares to become available for public resale.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

In order for these restricted shares to become capable of public resale under the new Rule 144, the Company plans to acquire a private operating company that is not a “shell company”. When we complete such an acquisition, we will be required to file a Current Report on Form 8-K that contains Form 10 type information about the private company and cease to be classified as a “shell company”. From the date that we file the Form 8-K containing the Form 10-type information, twelve consecutive months must pass before these restricted shares may be resold, so long as we have complied with the reporting requirements of the ’33 and, or the ’34 Act. We cannot give any assurances that we will be able to comply with these requirements. Consequently, all restricted securities may remain restricted indefinitely.

(f) Court Ordered Annual Shareholder Meeting

On May 11, 2007, the Company held an annual meeting of its shareholders. The meeting was ordered by the Superior Court of the State of Washington located in Spokane County at the request of a Company shareholder. This was the first shareholder meeting in 23 years. The court fixed the time and place of the meeting, determined the shares and shareholders entitled to participate in the meeting, prescribed the manner, form and content of the meeting notice of and to vote at the meeting and fixed the quorum required for the specific matters considered at the meeting. (See Exhibits 99.0 Motion and Affidavit for Court Ordered Meeting, 99.1 Memorandum of Points and Authorities, and 99.2 Order for Court Ordered Meeting). The shareholders elected a new board of directors comprised of Steve Bergstrom, Patrick T. Downey and Eric M. Wilson. The shareholders approved the following resolutions:

(i) Authorized the board of directors, among other things, to prepare and file Restated and Amended Articles of Incorporation proposal that the corporation increase in capital stock from 50,000,000 shares to 300,000,000 shares comprised of 250,000,000 common shares, par value $0.0001 and 50,000,000 preferred shares, par value $0.001 per share in the form attached as Exhibit 99.3 Form of Restated and Amended Articles of Incorporation.

(ii) Authorized Company to change its corporate domicile from the State of Washington to the State of Nevada. The domicile change was effective with the completed filing of articles of merger in Nevada on September 5, 2007.

(iii) Authorized the board of directors with broad discretionary authority to implement a reverse stock split at some future date so as to permit a corporate reorganization and, or accommodate the requests of any private company which might be acquired by Silver Hill through a reverse acquisition business combination transaction. This authority includes any necessary amendments to the Company’s, or its successor’s articles of incorporation.

(iv) Authorized the board of directors to implement a Stock Option and Grant Plan reserving 10,000,000 shares to be used for company officers, directors, employees, consultants and advisors as a future means of attracting and retaining individuals to the company or its successor. This authorization includes broad discretionary authority to adopt any form of Plan. The corporation officers are authorized prepare a Stock Option and Grant Plan. No shares have been granted from the Plan.

Item 10. Recent Sales Of Unregistered Securities.

During the last three years, the Company has sold the following unregistered securities:

On April 2, 2007, the Company sold Long Lane Capital, Inc. 9,250,000 common shares for $9,250 on a promissory note line of credit. The Company may draw against this line of credit at any time for the purpose of paying general and administrative expenses related to reorganizing the company and preparing it to register its class of common stock with the Securities and Exchange Commission.

The securities issued above were issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”). These shares are considered restricted securities and may not be publicly resold unless registered for resale with appropriate governmental agencies or unless exempt from any applicable registration requirements.

Item 11. Description of Registrant’s Securities to be Registered

Common and Preferred Stock

The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $.0001 per share, of which there are 49,918,961 common shares issued and outstanding and 50,000,000 shares of Preferred Stock, par value $.001 per share, of which none have been designated or issued. The following summarizes some of the important provisions of the Company's capital stock.

Common Stock: The holders of Common Stock will be entitled to one vote for each share of Common Stock held and will have full voting rights and be entitled to vote on such matters and in such manner as provided herein or by law. Holders of common stock do not have cumulative voting rights or pre-emptive rights.

Subject to the rights, preferences, privileges or restrictions of Preferred Stock or any series thereof, the relative rights, preferences, privileges and restrictions granted to or imposed upon Common Stock and the holders thereof are as follows:

The holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of any funds of this corporation legally available, dividends as may be declared thereon from time to time by the Board of Directors.

In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock will be entitled to receive ratably, based on the total number of shares of Common Stock held by each, the assets and funds of this corporation legally available for distribution to its shareholders, whether from capital or surplus.

Preferred Stock. The authorized shares of Preferred Stock may be divided into and issued in series. Subject to the limitations provided in these Articles or by law, authority is vested in the Board of Directors to divide any or all of such Preferred Stock into any number of series, to fix and determine the relative rights, preferences, privileges and restrictions of the shares of any series to be established, and to amend the relative rights, preferences, privileges and restrictions of the shares of any series that has been established but is wholly unissued. Subject to compliance with any applicable protective voting rights which have been or may be granted to Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock so established may be junior to, pari passu (pro-rata) with or senior to Common Stock or any present or future series of Preferred Stock (including without limitation provisions with respect to dividends, liquidation, voting or approval, and redemption). Within any limitations stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease will thereafter constitute authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the relative rights, preferences, privileges and restrictions of Preferred Stock will be limited to unissued shares, and no power will exist to alter or change the relative rights, preferences, privileges or restrictions of any shares that have been issued. Preferred Stock or any series thereof may have relative rights, preferences, privileges and restrictions that are identical to those of Common Stock.

Dividends: Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Calling of Special Meeting of Shareholders. Subsequent to the date that this company is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed), the Chief Executive Officer or the President. Shareholders of this corporation will not have the right to call special meetings after such date.

Shareholder Voting on Extraordinary Actions. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Exchange Act, pursuant to the authority granted under the NRS, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation will be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

Control Share Acquisition Act. The provisions of NRS 78.378 to NRS 78.3793, inclusive, the “Control Share Acquisition Act”, do not apply to this company or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Additionally, the provisions of NRS 78.378 to NRS 78.3793, inclusive, do not restrict the directors of this corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

Trading Of Securities In Secondary Market

The Company presently has 49,918,961 shares of common stock issued and outstanding, all of which 18,704,157 are "restricted securities," as that term is defined under Rule 144, as amended February 15, 2008, promulgated under the Securities Act of 1933, in that such shares were issued in private transactions not involving a public offering.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the NASDAQ SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the NASDAQ SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

Transfer Agent

We have approximately 1,800 shareholders of record. Our transfer agent is Computershare Trust Company located at 350 Indiana St., Suite 800, Golden Colorado 80401. Tel. No. (303) 262-0600, Fax No. (303) 262-0604. The transfer agent’s website is www.computershare.com.

Debt Securities. Advances by Long Lane Capital, Inc. to, or on behalf of, the Company which are not covered under the terms and conditions of the common stock promissory note purchase transaction identified in Item 10 above, will likely be characterized at some future date, as a company convertible promissory note obligation, or other form of debt securities. Presently, there are no convertible promissory note agreements or understandings with the Company as to any terms or conditions for future advances or loans by Long Lane Capital, Inc. or other shareholders.

Other Securities To Be Registered. None.

Item 12. Indemnification of Directors and Officers.

The Articles 14 and 15 of our Articles of Incorporation provide for the indemnification of Company officers and directors. (See Exhibit 3.1)

Article 14 states, “ No director or officer will have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article will not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

Article 15 states, “(a) This corporation will indemnify and hold harmless each individual who is or was serving as a director or officer of this corporation or who, while serving as a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and will make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in Nevada Revised Statutes; provided that no such indemnity will indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of Nevada Revised Statutes; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

(b) This corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of this corporation or, who, while a director, officer, employee, or agent of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not this corporation would have power to indemnify the individual against such Liability under the Nevada Revised Statutes.

(c) If, after the effective date of this Section 15.1, the Act is amended to authorize further indemnification of directors or officers, then directors and officers of this corporation will be indemnified to the fullest extent permitted by the Act.

(d) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Section 15.1 will not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 15.1 will be a contract right upon which each director or officer will be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 8.1 will not adversely affect any right or protection of a director or officer of this corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

(e) If any provision of this Section 15.1 or any application thereof will be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 8.1, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, will not be affected thereby.

To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation will not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 15.2 will not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.”

Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers and controlling persons of the Issuer pursuant to the foregoing provisions, or otherwise, the Issuer has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

Silver Hill Mines, Inc.
Balance Sheet

	December 31,
	2007	2006
Assets

Current assets
Cash and cash equivalents	$-	$-
Total current assets	-	-

Interest receivable	347	-
Note receivable - Related party	6,679	-

Total assets	7,026	-

Liabilities and Stockholders' Deficit

Current liabilities
Due to related party	960	-
Total current liabilities	960	-

Stockholders' equity
Preferred stock, 50,000,000 shares authotized, par value $.001, no shares issued and outstanding	-	-
Common stock, 250,000,000 shares authorized, par value $.0001, 49,918,961 shares issued and outstanding	49,919	40,669
Additional paid-in capital	721,048	721,048
Retained earnings	(764,901)	(761,717)
Total stockholders' equity	6,066	-

Total liabilities and stockholders' equity	$7,026	-

See accompanying notes to financial statements

Silver Hill Mines, Inc.
Statements of Operations

	For the year ended
	December 31,
	2007	2006

Revenues	$—	$—

General and administrative expenses	3,531	—

Loss from operations	(3,531)	—

Interest income	347	—

Net loss	$(3,184)	$—

Basic and diluted loss per common share	$(0.000)	$(0.000)

Weighted average number of common shares used in per share calculations	47,606,461	40,668,961

See accompanying notes to financial statements

Silver Hill Mines, Inc.
Statement of Changes in Stockholders' Equity

	Common		Additional		Total
	shares	Common	paid-in	Retained	stockholders'
	outstanding	stock	capital	Earnings	equity

Balance, December 31, 2005	40,668,961	$40,669	$721,048	$(761,717)	$—

Net loss for the year ended December 31, 2006	—	—	—	—	—

Balance December 31, 2006	40,668,961	40,669	721,048	(761,717)	—

Stock issued for note receivable	9,250,000	9,250	—	—	9,250

Net loss for the year ended December 31, 2007	—	—	—	(3,184)	(3,184)

Balance, December 31, 2007	49,918,961	$49,919	$721,048	$(764,901)	$6,066

See accompanying notes to financial statements

Silver Hill Mines, Inc.
Statements of Cash Flows

	For the year ended
	December 31,
	2007	2006
Cash flows used for operating activities
Net loss	$(3,184)	$—
Adjustment to reconcile net income to net cash provided by operating activities
Change in operating assets and liabilities:
Increase in interest receivable	(347)	—

Cash flows used for operating activities	(3,531)	—

Cash flows from financing activities
Payments received from note receivable	2,571
Advances from officer	960	—

Cash flows from financing activities	960	—

Increase in cash and cash equivalents	—	—

Cash and cash equivalents - Beginning of period	—	—

Cash and cash equivalents - End of period	$—	$—

Supplemental Disclosures regarding cash flows
Interest paid	$—	$—
Income taxes paid	—	—

Stock issued in exchange for promissory note	9,250	—

See accompanying notes to financial statements

SILVER HILL MINES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - Organization and Description of Business

The Company was originally incorporated in the State of Washington on March 27, 1961, for the primary purpose of acquiring and developing mining properties. The Company has not attained commercial mining operations since its inception.

On May 11, 2007 the Company’s shareholder’s authorized a change its corporate domicile from the State of Washington to the State of Nevada. The change of domicile was implemented by the formation of a new Nevada corporation named Silver Hill Mines, Inc. which was formed on June 21, 2007. The Washington Silver Hill Mines, Inc. was merged into and with the Nevada Silver Hill Mines, Inc. corporation. The change in domicile merger was completed on September 5, 2007. The Nevada corporation was the surviving corporate entity. The Washington corporation disappeared.

NOTE B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

NOTE  C - Summary of Significant Accounting Policies

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

SILVER HILL MINES, INC.
NOTES TO FINANCIAL STATEMENTS

Use of estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations. Actual results could differ from those estimates.

Fair value of financial instruments and derivative financial instruments

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Income taxes

The Company has adopted SFAS no 109, “Accounting for Income Taxes” as of inception. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with SFAS No. 128 “Earnings per Share”. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the year ended May 31, 2006, and for the period May 7, 2002 (date of inception) through September 30,2006 there were no potential dilutive securities.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit

SILVER HILL MINES, INC.
NOTES TO FINANCIAL STATEMENTS

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Impairment or Disposal of Long-Lived Assets

In August 2001, FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available.

Stock Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. The Company did not grant any new employee options and no options were cancelled or exercised during the year ended December 31, 2007 or 2006. As of December 31, 2007 there were no options outstanding.

Business segments

SFAS No. 131 “Disclosures About Segments of an Enterprise and Related Information” establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public . It also establishes standards for disclosures regarding products and services, geographic areas and major customers. The Company has evaluated the requirements of SFAS No. 131, and has determined that it is not applicable.

Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements .” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the Company’s financial statements.

SILVER HILL MINES, INC.
NOTES TO FINANCIAL STATEMENTS

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−An amendment of FASB Statements No. 87, 88, 106, and 132(R)." One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the Company’s financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is analyzing the potential accounting treatment.

SILVER HILL MINES, INC.
NOTES TO FINANCIAL STATEMENTS

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109 .” Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred. Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Interpretation 48 is effective for fiscal years beginning after December 15, 2006. The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations. In such instances, the impact of the adoption of Interpretation 48 will result in an adjustment to goodwill. The adoption of this standard had no material impact on the Company’s financial statements.

NOTE D - Going Concern Uncertainty

The Company has had no significant operations, assets or liabilities since 1993 and, accordingly, is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity. Because of these factors, our auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. This means, in our auditor's opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company. If no additional operating capital is received during the next twelve months, the Company will be forced to rely upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant stockholders, the Company's ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

In such a restricted cash flow scenario, the Company would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may become dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE E - Income Taxes

The components of income tax (benefit) expense for the six months periods ended December 31, 2007 and 2006, respectively, are as follows:

Nine months period ended
December 31,
	2007	2006
Federal:
Current	$—	$—
Deferred	—	—
	—	—
State:
Current	—	—
Deferred	—	—
	—	—

Total	$—	$—

The Company has a nominal net operating loss carryforward to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2021. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the nine months ended December 31, 2007 and 2006, respectively, differed from the statutory federal rate of 34 percent as follows:

	Year ended
	December 31,
	2007	2006

Statutory rate applied to loss before income taxes	$(1,230)	$ (—)

Increase (decrease) in income taxes resulting from:

State income taxes	—	—
Other, including reserve for deferred tax asset	1,230	—

Income tax expense	$—	$—

Temporary differences due to statutory requirements in the recognition of assets and liabilities for tax and financial reporting purposes, generally including such items as organizational costs, accumulated depreciation and amortization, allowance for doubtful accounts, organizational and start-up costs and vacation accruals. These differences give rise to the financial statement carrying amounts and tax bases of assets and liabilities causing either deferred tax assets or liabilities, as necessary, as of December 31, 2007 and 2006, respectively:

	December 31,
	2007	2006

Deferred tax assets
Net operating loss carryforwards	$1,230	$—
Less valuation allowance	(1,230)	(—)

Net Deferred Tax Asset	$—	$—

During the year ended December 31, 2007 and 2006, respectively, the reserve for the deferred current tax asset increased by approximately $1,230 and $-0- respectively.

NOTE F - Related Party Transactions

A related party has advanced $960 to the Company. The advance has no due date and is non-interest bearing.

On April 2, 2007, the Company’s Board of Directors authorized the issuance of 9,250,000 shares of the Company’s restricted common stock at par value totaling $9,250. Consideration for the shares was a promissory note issued by a corporation controlled by a related party in the amount of $9,250 with interest at 5% per annum until paid. At December 31, 2007 the balance of the note receivable was $6,679. At December 31, 2007, interest receivable totaled $334.

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits

(a) List Financial Statements filed as a part of this Registration Statement

(b) List all Exhibits Required by Item 601

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Form of Articles of Merger

3.4	Form of Plan of Merger

4.1	Stock Grant and Option Plan

14.0	Code of Ethical Conduct

22.1	Motion and Affidavit for Court Ordered Meeting of Shareholders

22.2	Memorandum of Points and Authorities Supporting Motion for Court Ordered Meeting of Shareholders

22.3	Order for Court Ordered Meeting

22.4	Form of Restated and Amended Articles of Incorporation

99.1	Compensation Committee Charter

99.2	Audit Committee Charter

99.3	Nomination and Governance Committee Charter

99.4	Guidelines for Corporate Governance

99.5	Policy With Respect To Related Person Transactions

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Company caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 9 , 2008	SILVER HILL MINES, INC.

/s/ Steve Bergstrom
Name: Steve Bergstrom
Title: President/CEO

/s/ P.T. Downey
Name: Patrick Downey, C.P.A
Title: Sec/Treasurer/CFO